================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                              AMENDMENT TO FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                       Amending Report Filed May 22, 1996
          Date of Report (Date of earliest event reported): May 7, 1996

                                 --------------


                            AUREAL SEMICONDUCTOR INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                              0-20684                 94-3117385
(State or other jurisdiction of    (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              4245 TECHNOLOGY DRIVE
                                FREMONT, CA 94538
           (Address of principal executive offices including zip code)


                                 (510) 252-4245
                          Registrant's telephone number

================================================================================

             This report, including exhibits, consists of 18 pages.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Aureal Semiconductor Inc. ("Company") initially reported on Form 8-K dated May 7, 1996 (filed May 22, 1996) that the Company along with Aureal Acquisition Corporation, a wholly-owned subsidiary of the Company ("Sub"), and Crystal River Engineering, Inc., ("CRE") had entered into an Agreement and Plan of Reorganization dated as of May 7, 1996 whereby Sub was to be merged with and into CRE and CRE was to become a wholly-owned subsidiary of the Company (the "Acquisition"). The Acquisition was completed on May 29, 1996.

         In conjunction with the above noted transaction, the Company files herein the required financial statements and pro forma financial information pursuant to Article 11 of Regulation S-X.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements as of April 30, 1996 and 1995 together with Auditors' Report

(b) Pro forma Combined Condensed Financial Statements



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AUREAL SEMICONDUCTOR INC.


July 19, 1996                                 By. /s/ David J. Domeier
                                                 ---------------------
                                              David J. Domeier
                                              Vice President, Finance and
                                              Chief Financial Officer

                         CRYSTAL RIVER ENGINEERING, INC.

                         FINANCIAL STATEMENTS
                         AS OF APRIL 30, 1996 AND 1995
                         TOGETHER WITH AUDITORS' REPORT

                    Report of Independent Public Accountants

To the Shareholders of Crystal River Engineering, Inc.:

We have audited the accompanying balance sheets of Crystal River Engineering, Inc. (a California corporation) as of April 30, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crystal River Engineering, Inc. as of April 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended April 30, 1996 in conformity with generally accepted accounting principles.




San Jose, California
June 21, 1996

                         CRYSTAL RIVER ENGINEERING, INC.

                                 BALANCE SHEETS

                             APRIL 30, 1996 AND 1995

                                     ASSETS

                                                   1996             1995
                                                   ----             ----
CURRENT ASSETS:
  Cash                                           $118,758         $189,325
  Accounts receivable                             228,656          246,939
  Unbilled receivables                            133,800                -
  Inventory                                        57,475          183,960
  Prepaid expenses and other                        7,447            7,447
  Deferred tax asset                              112,165           26,625
                                                 --------         --------
          Total current assets                    658,301          654,296
                                                 --------         --------
PROPERTY AND EQUIPMENT:
  Equipment                                       202,082          120,456
  Furniture and fixtures                            7,844            7,844
                                                 --------         --------

  Less- Accumulated depreciation                 (118,279)         (93,160)
                                                 --------         --------
          Net property and equipment               91,647           35,140
                                                 --------         --------
PATENTS AND OTHER ASSETS                           68,428           54,074
                                                 --------         --------
          Total assets                           $818,376         $743,510
                                                 ========         ========


                      LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                               $ 62,826         $ 49,007
  Accrued warranty                                 40,000           40,000
  Accrued bonuses                                 168,000                -
  Other accrued liabilities                       144,929           28,132
  Income taxes payable                            110,142          170,970
  Deferred revenue                                      -            9,500
                                                 --------         --------
          Total liabilities                       525,897          297,609
                                                 --------         --------
COMMITMENTS AND CONTINGENCIES (Note 3)

SHAREHOLDERS' EQUITY:
  Common stock, no par value--
    Authorized: 5,000,000 shares
    Outstanding: 166,510 shares and
     166,000 shares, respectively                 208,510          208,000
  Deferred compensation                           (19,833)         (33,833)
  Retained earnings                               103,802          271,734
                                                 --------         --------
          Total shareholders' equity              292,479          445,901
                                                 --------         --------
          Total liabilities and
            shareholders' equity                 $818,376         $743,510
                                                 ========         ========



      The accompanying notes are an integral part of these balance sheets.

                         CRYSTAL RIVER ENGINEERING, INC.

                            STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994


                                                      1996               1995               1994
                                                      ----               ----               ----

REVENUES                                          $1,880,729          $1,903,270        $1,315,571

COST OF REVENUES                                     453,682             351,403           355,661
                                                  ----------          ----------        ----------
          Gross margin                             1,427,047           1,551,867           959,910
                                                  ----------          ----------        ----------
OPERATING EXPENSES:

  Research and development                           139,313             147,457            59,185
  Selling, general and administrative              1,556,718           1,260,563           637,091
                                                  ----------          ----------        ----------
          Total operating expenses                 1,696,031           1,408,020           696,276
                                                  ----------          ----------        ----------
          Income (loss) from operations             (268,984)            143,847           263,634

OTHER EXPENSE, net                                     8,866               7,825             5,545
                                                  ----------          ----------        ----------
          Income (loss) before provision
           (benefit) for income taxes               (277,850)            136,022           258,089

PROVISION (BENEFIT) FOR INCOME TAXES                (109,918)             55,399           106,620
                                                  ----------          ----------        ----------
          Net income (loss)                       $ (167,932)         $   80,623        $  151,469
                                                  ==========          ==========        ==========







        The accompanying notes are an integral part of these statements.

                         CRYSTAL RIVER ENGINEERING, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994

                                                    Common Stock
                                                 -----------------           Deferred         Retained
                                                Shares       Amount        Compensation       Earnings         Total
                                                ------       ------        ------------       --------         -----
BALANCE AT APRIL 30, 1993                       166,000      $166,000        $      -         $ 39,642        $205,642

  Net income                                          -             -               -          151,469         151,469
                                                -------      --------        --------         --------        --------
BALANCE AT APRIL 30, 1994                       166,000       166,000               -          191,111         357,111

  Deferred compensation
    related to stock option
    grants                                            -        42,000         (33,833)               -           8,167

  Net income                                          -             -               -           80,623          80,623
                                                -------      --------        --------         --------        --------
BALANCE AT APRIL 30, 1995                       166,000       208,000         (33,833)         271,734         445,901

   Exercise of stock options
     for cash at $1.00 per
     share                                          510           510               -                -             510

  Deferred compensation
    related to stock option
    grants                                            -             -          14,000                -          14,000

   Net loss                                           -             -               -         (167,932)       (167,932)
                                                -------      --------        --------         --------        --------
BALANCE AT APRIL 30, 1996                       166,510      $208,510        $(19,833)        $103,802        $292,479
                                                =======      ========        ========         ========        ========








        The accompanying notes are an integral part of these statements.

                         CRYSTAL RIVER ENGINEERING, INC.

                            STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994

                                                                                 1996           1995             1994
                                                                                 ----           ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                          $(167,932)       $ 80,623         $151,469
  Adjustments to reconcile net income (loss)
    to net cash provided by operating
    activities-
      Depreciation and amortization                                             25,119          30,012           27,187
      Compensation on stock option grants                                       14,000           8,167                -
      Changes in assets and liabilities-
        Accounts receivable                                                     18,283         (91,090)          (4,418)
        Unbilled receivables                                                  (133,800)              -                -
        Inventory                                                              126,485         (90,606)          20,012
        Prepaids and other                                                           -            (350)          (5,797)
        Deferred tax asset                                                     (85,540)        (14,432)         (12,193)
        Accounts payable                                                        13,819         (33,700)          40,519
        Accrued warranty                                                             -          20,000           20,000
        Accrued bonuses                                                        168,000               -                -
        Other accrued liabilities                                              116,797         (15,443)            (164)
        Income taxes payable                                                   (60,828)         63,255          107,715
        Deferred revenue                                                        (9,500)       (157,000)         147,993
                                                                             ---------        --------         --------
          Net cash provided by (used for)
            operating activities                                                24,903        (200,564)        (492,323)
                                                                             ---------        --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                         (81,626)        (17,218)         (35,141)
    Patents and other assets                                                   (14,354)        (41,574)               -
                                                                            ----------        --------         --------
          Net cash used for investing
            activities                                                         (95,980)        (58,792)         (35,141)
                                                                             ---------        --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of common stock                                         510               -                -
                                                                             ---------        --------         --------
          Net cash provided by financing
            activities                                                             510               -                -
                                                                             ---------        --------         --------
NET INCREASE (DECREASE) IN CASH                                                (70,567)       (259,356)         457,182

CASH, BEGINNING OF YEAR                                                        189,325         448,681           (8,501)
                                                                             ---------        --------         --------
CASH, END OF YEAR                                                            $ 118,758        $189,325         $448,681
                                                                             =========        ========         ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for income taxes                                               $  19,022        $ 14,000         $  7,424
                                                                             =========        ========         ========




        The accompanying notes are an integral part of these statements.

                         CRYSTAL RIVER ENGINEERING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                 APRIL 30, 1996


1. ORGANIZATION OF THE COMPANY:

Crystal River Engineering, Inc. (the "Company"), was incorporated in California in September 1989. Upon incorporation, the Company issued 66,000 shares of common stock, with no par value, to the founder of the Company in exchange for the rights to certain intellectual property. The Company develops, markets and sells real-time 3-D audio tools, for research and use in the defense and aerospace, commercial and interactive entertainment industries.

The Company is subject to the risks and challenges associated with other companies in a comparable stage of development including: dependence on key individuals, key suppliers and customers; competition from substitute products and from larger companies; successful marketing of its products and acceptance of its technology; successful development of product enhancements on a continuing basis; and the need for adequate financing to support future growth.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenues consist principally of product sales and revenue earned under development arrangements. The Company generally recognizes revenue from product sales at the time of shipment. Where appropriate, provision is made at that time for estimated warranty costs. Revenue under development arrangements is generally recognized on the percentage-of-completion method of accounting, depending upon the nature of the project.

Unbilled Receivables

Unbilled receivables represent revenues recognized under the percentage-of-completion method of accounting which exceed the amounts that were billable under the contract terms as of April 30, 1996. There were no unbilled receivables at April 30, 1995.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market. Cost includes labor, material and manufacturing overhead. Inventory is composed entirely of raw materials at April 30, 1996 and 1995.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the double-declining balance method over the estimated useful lives of the assets of five to seven years.

Patents

Legal costs incurred in connection with filing the Company's patent claims are recorded as patent costs. Upon receiving a determination that the Company's claims have been approved or denied, these costs will either be amortized over their estimated useful lives or expensed. As of April 30, 1996, the Company had not yet received approval on any of its pending patent applications.

Software Development Costs

Under the criteria set forth in Statement of Financial Accounting Standards
(SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility of the product which has been defined as the point in time that a beta version of the related product exists. Costs qualifying for capitalization have not been significant to date and, accordingly, no software development costs have been capitalized.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited as the majority of the Company's customers are well-established companies, government agencies or contractors of government agencies. Additionally, the Company establishes an allowance for doubtful accounts, if necessary, based upon factors surrounding the credit risk of specific customers, historical trends and other available information.

New Accounting Standards

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which will be effective for the Company's 1997 fiscal year. SFAS No. 123 allows companies which have stock-based compensation arrangements with employees to adopt a new fair-value basis of accounting for stock options and other equity instruments, or to continue to apply the existing accounting rules under Accounting Practice Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" but with additional financial statement disclosure. The Company plans to continue to account for stock-based compensation arrangements to employees under APB Opinion No. 25 and, therefore, does not anticipate that SFAS No. 123 will have a material impact on its financial position, results of operations or cash flows.

3. COMMITMENTS AND CONTINGENCIES:

The Company leases its two facilities under month-to-month operating leases with no minimum future commitment. Rent expense for the years ended April 30, 1996, 1995 and 1994 was approximately $77,200 $77,400 and $39,700, respectively.

4. COMMON STOCK:

In 1994, the Company adopted the 1994 Stock Option Plan (the "Plan"). The Company currently has authorized a total of 1,000,000 shares for issuance under the Plan. The Plan provides for the grant of both incentive and non-qualified stock options to employees, consultants and directors at an exercise price of not less than 100% of the fair market value of the common stock, as determined by the Board of Directors, on the date of grant, except that non-qualified options may be granted at 85% of such fair value. The maximum term of a stock option under the Plan is ten years from the date of grant, or such shorter term as may be provided in the option agreement, however, if the optionee at the time of grant has voting power over more than 10% of the Company's outstanding common stock, the maximum term is five years. Options generally vest ratably over three years.

Stock option activity under the Plan from its inception through April 30, 1996 is summarized below:

                                                                 Options
                                                                Available         Options            Price
                                                                For Grant       Outstanding       Per Option
                                                                ---------       -----------      -------------
            Balance at April 30, 1993                                   -               -              -

              Authorized                                        1,000,000               -              -
              Granted                                              (8,952)          8,952            $1.00
                                                                ---------         -------        -------------
            Balance at April 30, 1994                             991,048           8,952             1.00

              Granted                                            (367,869)        367,869             1.00
              Canceled                                             80,458         (80,458)            1.00
                                                                ---------         -------        -------------
            Balance at April 30, 1995                             703,637         296,363             1.00

                Granted                                          (236,527)        236,527         1.00 -  3.30
                Exercised                                               -            (510)            1.00
                                                                ---------         -------        -------------
            Balance at April 30, 1996                             467,110         532,380        $1.00 - $3.30
                                                                =========         =======        =============



As of April 30, 1996, 288,661 options issued under the Plan were exercisable at $1.00 - $3.30 per share.

Included in the options granted during fiscal 1996 are options granted in July 1995 to purchase 21,000 shares of common stock at $1.00 per share under the Plan. The Company recorded deferred compensation of $42,000 for the difference between the option price of these options and $3.00 (fair market value of the common stock at the date of grant for financial reporting purposes). The Company is expensing the deferred compensation ratably over the three-year vesting period of the option.

5. INCOME TAXES:

The components of the provision (benefit) for income taxes for the years ended April 30, 1996, 1995 and 1994 are as follows:

                                                        1996           1995             1994
                                                        ----           ----             ----
            Current:
              Federal                                $ (18,730)       $53,651         $ 90,950
              State                                     (5,648)        16,180           26,757
                                                     ---------        -------         --------
                   Total current                       (24,378)        69,831          117,707
                                                     ---------        -------         --------
            Deferred:
                Federal                                (65,720)       (11,088)          (8,518)
                State                                  (19,820)        (3,344)          (2,569)
                                                     ---------        -------          -------
                   Total deferred                      (85,540)       (14,432)         (11,087)
                                                     ---------        -------         --------
                   Total provision (benefit)
                     for income taxes                $(109,918)       $55,399         $106,620
                                                     =========        =======         ========


The provision for income taxes differs from the amounts which would result by applying the applicable statutory Federal income tax rate to income (loss) before income taxes for the years ended April 30, 1996, 1995 and 1994 as follows:

                                                        1996             1995            1994
                                                        ----             ----            ----
            Provision computed at Federal
              statutory rate                        $ (94,469)        $46,247        $ 87,750

            State income taxes, net of
              Federal benefit                          (3,728)         10,679          17,660

            Non-deductible expenses                     1,360             680             680

            Other                                     (13,081)         (2,207)            530
                                                    ---------         -------        --------
                   Total provision (benefit)
                     for income taxes               $(109,918)        $55,399        $106,620
                                                    =========         =======        ========

Components of the net deferred income tax asset as of April 30, 1996 and 1995 are as follows:


                                                      1996           1995
                                                      ----           ----
       Cumulative temporary differences:
         Deferred revenue                          $      -        $ 4,114
         Accrued bonus                               72,744              -
         Accrued warranty                            17,320         17,320
         Accrued vacation                            11,452          7,289
         Other temporary differences                 10,649         (2,098)
                                                   --------        -------
                 Total deferred income
                   tax asset                       $112,165        $26,625
                                                   ========        =======


The Company has recorded a deferred income tax asset of $112,165 and $26,625 at April 30, 1996 and 1995, respectively. Although realization is not assured, management believes it is more likely than not that the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

6. SUBSEQUENT EVENT:

In May 1996, the Company entered into an agreement to sell all of the outstanding shares of common stock of the Company to Aureal Semiconductor Inc. ("Aureal"). Prior to the acquisition, holders of options to purchase 180,474 shares of common stock exercised their options. As such, at the time of the acquisition, there were a total of 346,984 shares of common stock outstanding. The shareholders received cash of $8.30 for each share of outstanding common stock for a total purchase price of approximately $2,880,000. In addition, Aureal assumed the remaining outstanding options to purchase the Company's common stock and exchanged them for options to purchase Aureal's common stock. The options were exchanged at a ratio of 8.3 shares of Aureal common stock for each share of the Company's common stock.

                            AUREAL SEMICONDUCTOR INC.
                       AND CRYSTAL RIVER ENGINEERING, INC.

                          PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)

On May 7, 1996, Aureal Semiconductor Inc. (the "Company") entered into an agreement to acquire Crystal River Engineering, Inc. ("CRE"). On May 29, 1996, the acquisition was completed through a combination of approximately $2.9 million in cash for all outstanding shares of common stock of CRE and the assumption of existing CRE stock option obligations, valued at approximately $2.8 million. The transaction will be accounted for as a purchase.

The accompanying pro forma combined condensed financial statements assume that the acquisition took place as of the beginning of fiscal 1995. The pro forma combined condensed balance sheet as of March 31, 1996, combines the Company's balance sheet as of March 31, 1996, with CRE's balance sheet as of April 30, 1996. The pro forma combined condensed statement of operations for the year ended December 31, 1995, combines the Company's statement of operations for the year ended December 31, 1995 with CRE's statement of operations for the year ended April 30, 1996. The pro forma combined condensed statement of operations for the three months ended March 31, 1996, combines the Company's statement of operations for the three months ended March 31, 1996, with CRE's statement of operations for the three months ended April 30, 1996. The pro forma combined condensed statements of operations do not include the effect of any nonrecurring charges directly attributable to the acquisition.

The accompanying pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes thereto for both the Company and CRE.

                           AUREAL SEMICONDUCTOR INC. AND
                         CRYSTAL RIVER ENGINEERING, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                              THREE MONTHS ENDED MARCH 31, 1996
                                                   -------------------------------------------------------
                                                   HISTORICAL     HISTORICAL    PRO FORMA        PRO FORMA
                                                      AUREAL         CRE       ADJUSTMENTS       COMBINED
                                                   ---------------------------------------       ---------
Net sales                                          $  2,532        $ 479       $ (89)(b)         $  2,922
Cost of sales                                           119          161                              280
                                                   ---------------------                         --------
Gross profit                                          2,413          318                            2,642
                                                   ---------------------                         --------

Operating expenses:
   Research and development                           1,617           35         (75)(b)            1,577
   Selling, general and administrative                  523          413          25 (e)              961
   Amortization of reorganization asset                 625            -                              625
                                                   ---------------------                         --------
              Total operating expenses                2,765          448                            3,163
                                                   ---------------------                         --------

Operating loss                                         (352)        (130)                            (521)
Interest income                                          65            -                               65
Interest expense                                        785            -          111(c)              896
Other expense                                             -            2                                2
                                                   ---------------------                         --------
Loss from operations before income taxes             (1,072)        (132)                          (1,354)
Benefit for income taxes                                  -          (52)                             (52)
                                                   ---------------------                         --------
Net loss                                           $ (1,072)       $ (80)                        $ (1,302)
                                                   =====================                         ========

Net loss per share                                 $  (0.05)                                      $ (0.06)
                                                   ========                                      ========

Shares used in calculating per share amounts         23,242                                        23,242
                                                   ========                                      ========

                            See accompanying notes.

                         AUREAL SEMICONDUCTOR INC. AND
                        CRYSTAL RIVER ENGINEERING, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                 (In thousands)

                                                         Year Ended December 31, 1995
                                                ---------------------------------------------------
                                                Historical      Historical       Pro Forma      Pro Forma
                                                  Aureal           CRE          Adjustments     Combined
                                                ----------      ----------      -----------     ----------
Net sales                                       $  47,747         $1,881           $(243)(b)    $  49,385
Cost of sales                                      53,802            454                           54,256
                                                --------------------------                      ---------
Gross profit                                       (6,055)         1,427                           (4,871)
                                                --------------------------                      ---------
Operating expenses:
  Research and development                          6,730            139            (154)(b)        6,715
  Selling, general and administrative              17,790          1,557             100 (e)       19,447
  Amortization of reorganization asset              8,596             --                            8,596
  Restructuring charges                            61,626             --                           61,626
                                                --------------------------                      ---------
    Total operating expenses                       94,742          1,696                           96,384
                                                --------------------------                      ---------
Operating loss                                   (100,797)          (269)                        (101,255)
Interest income                                       141             --                              141
Interest expense                                    3,177             --             409 (c)        3,586
Other expense                                          --              9                                9
                                                --------------------------                       ---------
Loss from operations before income taxes         (103,833)          (278)                        (104,709)
Benefit for income taxes                               --           (110)                            (110)
                                                --------------------------                      ---------
Net loss                                        $(103,833)        $ (168)                       $(104,599)
                                                ==========================                      =========
Net loss per share                              $   (5.19)                                      $   (5.23)
                                                =========                                       =========
Shares used in calculating per share amounts       20,000                                          20,000
                                                =========                                       =========


                            See accompanying notes.

                         AUREAL SEMICONDUCTOR INC. AND
                        CRYSTAL RIVER ENGINEERING, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (In thousands)



                                                                                  As of March 31, 1996
                                                            --------------------------------------------------------------
                                                            Historical       Historical         Pro Forma        Pro Forma
                                                              Aureal             CRE           Adjustments       Combined
                                                            ----------       -----------       -----------       ---------
ASSETS

Current assets:

  Cash and cash equivalents                                 $   7,507           $119                             $   7,626
  Restricted cash                                                 217             --                                   217
  Accounts receivable                                              49            229                (75)(h)            203
  Unbilled receivables                                             --            134                (14)(b)            120
  Inventories                                                      77             57                                   134
  Refundable income taxes                                          11             --                                    11
  Prepaid expenses and other current assets                     1,221              7                                 1,228
  Deferred tax asset                                               --            112                                   112
                                                            ---------           ----                             ---------
    Total current assets                                        9,082            658                                 9,651
Property and equipment, net                                       934             92                                 1,026
Reorganization asset, net                                       4,375             --                                 4,375
Patents and other assets                                           94             68                150(a)             312
                                                            ---------           ----                             ---------
                                                            $  14,485           $818                             $  15,364
                                                            =========           ====                             =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:

  Accounts payable                                          $     380           $ 63                (75)(b)      $     368
  Accrued compensation and benefits                               254            168                                   422
  Accrued warranty                                                 --             40                                    40
  Other accrued liabilities                                     2,151            145                                 2,296
  Restructuring obligations                                     1,332             --                                 1,332
  Current portion of pre-petition claims                          949             --                                   949
  Income taxes payable                                             --            110                                   110
                                                            ---------           ----                             ---------
    Total current liabilities                                   5,066            526                                 5,517
TCW credit facility                                            19,550             --              2,900 (a)         22,450
Long-term portion of pre-petition claims
  and deferred obligations                                      4,781             --                                 4,781
                                                            ---------           ----                             ---------
    Total liabilities                                          29,397            526                                32,748
                                                            ---------           ----                             ---------
Stockholders' equity (deficit):
  Common stock                                                     30            208               (208)(a)             30
  Additional paid-in capital                                   89,963             --              2,838 (d)         92,801
  Deferred compensation                                            --            (20)                20 (a)             --
  Retained earnings (deficit)                                (104,905)           104             (5,414)(a,b,d)   (110,215)
                                                            ---------           ----                             ---------
    Total stockholders' equity (deficit)                      (14,912)           292                               (17,384)
                                                            ---------           ----                             ---------
                                                            $  14,485           $818                             $  15,364
                                                            =========           ====                             =========




                            See accompanying notes.

                            AUREAL SEMICONDUCTOR INC.
                       AND CRYSTAL RIVER ENGINEERING, INC.

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)


1. PRO FORMA ADJUSTMENTS

Certain pro forma adjustments have been made to the accompanying pro forma combined condensed balance sheet and statement of operations as described below:

         (a) Reflects the acquisition of CRE for approximately $2.9 million and the allocation of $150,000 of the purchase price to intangible assets.

         (b) Eliminates sales by CRE to the Company, as well as the related receivables and payable.

         (c) Reflects an increase in interest expense of the Company as a result of increased bank borrowings of approximately $2.9 million for the purchase of CRE at the beginning of 1995.

         (d) Reflects the compensation element for CRE stock options assumed by the Company in connection with the acquisition.

         (e) Reflects the amortization of acquired intangible assets of $150,000 which will be amortized on a straight-line basis over an estimated useful life of eighteen months.

2. RESEARCH AND DEVELOPMENT IN PROCESS

In connection with the purchase price allocation, the Company allocated $5.3 million of the purchase price to research and development in process. In the opinion of management, the acquired research and development in process had not reached technological feasibility and had no alternative future use and, accordingly, this amount will be charged to expense at the time the acquisition is consummated. This charge has not been considered in the pro forma condensed statements of operations.